                                                                    EXHIBIT 11.1

                                CYBERCASH, INC.
                         (A DEVELOPMENT STAGE COMPANY)

                  STATEMENT RE: COMPUTATION OF PER SHARE LOSS

                                                 THREE MONTHS ENDED           NINE MONTHS ENDED
                                                   SEPTEMBER 30,                SEPTEMBER 30,
                                             --------------------------  ---------------------------
                                                 1995          1996          1995          1996
                                             ------------  ------------  ------------  -------------
Earnings per share:
Weighted average number of common shares
  outstanding..............................     1,450,000    10,656,536     1,450,000      9,233,691
Shares of Series B preferred stock and
  warrants issued during the twelve month
  period prior to the initial filing of the
  S-1 (using the treasury stock method)....     1,679,581            --     1,679,581             --
Shares of common stock issued during the
  twelve month period prior to the initial
  filing of the S-1 (using the treasury
  stock method)............................       111,838            --       111,838             --
Common stock equivalents from options
  issued during the twelve month period
  prior to the initial filing of the S-1
  (using the treasury stock method)........       760,655            --       760,655             --
                                             ------------  ------------  ------------  -------------
          Total............................     4,002,074    10,656,536     4,002,074      9,233,691
                                             ------------  ------------  ------------  -------------
Loss of the period.........................  $ (2,445,575) $ (7,666,764) $ (6,251,564) $ (18,502,655)
                                             ------------  ------------  ------------  -------------
Net loss per share.........................       $ (0.61)      $ (0.72)      $ (1.56)       $ (2.00)
                                             ============  ============  ============  =============

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